                                                                    EXHIBIT 10.9




                               DATED May 15, 2002









                                 TRUST AGREEMENT









                   ------------------------------------------

                            "The Patriot 2002 Trust"

                   ------------------------------------------






                            Appleby Spurling & Kempe
                                   Cedar House
                                 41 Cedar Avenue
                                 Hamilton HM 12
                                     Bermuda



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                             The Patriot 2002 Trust

                                      INDEX

Clause                Subject                                                                       Page
------                -------                                                                       ----
1.   Definitions and Construction........................................................................1
2.   Name and Proper Law.................................................................................5
3.   Deposit of Assets into the Trust Fund...............................................................5
4.   The Trust Fund......................................................................................5
5.   Powers regarding Assets and Income .................................................................5
6.    Investment of Trust Fund...........................................................................7
7.    Additional Powers..................................................................................7
      Power to Manage as if Absolute Owner...............................................................8
      Power to Receive Additions.........................................................................8
      Power to Vote and Give Proxies.....................................................................8
      Power to Keep Trust Fund Abroad....................................................................8
      Power to Pay Duties................................................................................9
      Power to Execute Documents.........................................................................9
      Power to Prosecute and Defend......................................................................9
      Power to Distribute in Specie......................................................................9
      Power to Seek Legal Advice........................................................................10
      Power to Appoint Investment Advisor...............................................................10
      Power to Delegate Generally.......................................................................11
      Power to Act notwithstanding Personal Interest....................................................11
8.    Additional Rights and Duties of the Trustee.......................................................11
9.    Trustee's Remuneration............................................................................12
10.  Indemnity..........................................................................................12
11.  Receipt of Income..................................................................................13
12.  Protection of Third Parties........................................................................13
13.  Trustee acting as Director etc. and Agent..........................................................13
14.  Overseeing Management of Companies.................................................................14
15.  Trustee's Discretion...............................................................................14
16.  Notice.............................................................................................14
17.  Severability ......................................................................................15
18.  Succession and Assigns.............................................................................15
19.  Appointment and Retirement of Trustee..............................................................15
20.  Settlor's Power to Change Proper Law and Forum.....................................................16
21.  Counterparts.......................................................................................17
22.  Power to Vary......................................................................................17
23.  Termination of the Trust...........................................................................17
24.  Arbitration........................................................................................18
25.  Irrevocable Trust Agreement........................................................................19
     FIRST SCHEDULE.....................................................................................19
     SECOND SCHEDULE....................................................................................19
     THIRD SCHEDULE.....................................................................................20
     FOURTH SCHEDULE....................................................................................21

THIS TRUST AGREEMENT is made the 15th day of May, 2002 AMONG SELECT REINSURANCE LTD, a reinsurance company incorporated under the laws of Bermuda (the "Settlor"), CAPITAL G TRUST LIMITED, a licensed trust company incorporated under the laws of Bermuda (the "Original Trustee") and PXRE REINSURANCE LTD, a reinsurance company incorporated under the laws of Bermuda (the "Beneficiary").

W H E R E A S :

(A) The Settlor and the Beneficiary have entered into certain Reinsurance Agreements (the "Reinsurance Agreements") set forth in the First Schedule; and
(B) The Settlor has agreed to secure payment of all Obligations from time to time owing by the Settlor to the Beneficiary under or in connection with the Reinsurance Agreements; and
(C)      The Beneficiary has issued the Policy in favour of the Settlor; and
(D) The Settlor desires to transfer to the Trustee the sum of money specified in the Second Schedule and anticipates it will transfer or otherwise place under the control of the Trustee further assets by way of addition to the Trust Fund in order to secure Obligations under or in connection with the Reinsurance Agreements; and
(E) The Settlor and the Beneficiary have further agreed that the Assets shall be applied to secure the obligations of the Beneficiary under the Policy; and
(F) The Trustee has agreed to act as trustee hereunder and to hold the Trust Fund upon the terms of this Trust Agreement for the benefit of the Beneficiary and the Settlor, such that the Assets of the Trust Fund shall be held for the benefit of the Beneficiary while Obligations remain outstanding provided that there has not been an Event of Insolvency on the part of the Beneficiary; and for the Settlor in the event that no Obligations remain outstanding or in the event that there are certain monies owed under the Policy and there has been an Event of Insolvency, and such that the Income of the Trust Fund shall be held for the Settlor; and
(G) This Trust Agreement is made for the benefit of the Beneficiary and the Settlor and to set forth the duties and powers of the Trustee with respect to the Trust Fund.

NOW THIS DECLARATION WITNESSES as follows:

1.       Definitions and Construction

         In this Declaration, wherever the context permits, the following definitions and rules of construction shall apply:

         1.1 "Affiliate" means, with respect to any company, a company which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such company;

         1.2 "Asset" means any asset deposited in the Trust Fund (being collectively referred to as "Assets";

         1.3 "Authorised Signatory" means in relation to the Trust or the Trust Fund or to matters relating thereto, any person who is identified by respectively the Beneficiary and the Settlor as an authorised signatory from time to time. A certificate of the corporate secretary of the Beneficiary or the Settlor may be received and accepted by the Trustee as conclusive evidence of, or a change of, an Authorised Signatory who may provide written or telefaxed directions or instructions on behalf of the Settlor or the Beneficiary, as the case may be, and may be considered as remaining in full force and effect until receipt by the Trustee of written notice to the contrary from the Settlor or the Beneficiary, as the case may be;

         1.4 "Beneficiary" means PXRE Reinsurance Ltd. or its successors or assigns including in liquidation;

         1.5 "Business Day" means any week day on which business is transacted in Bermuda which is not a public holiday;

         1.6 "company" means any body, incorporated or established in any part of the world, which has a legal existence independent of that of its members;

         1.7 "control" (including the related terms "controlled by" and "under common control with") means the ownership, directly or indirectly, of more than fifty percent (50%) of the voting shares of a company;

         1.8 "deed" means any instrument in writing which is signed, witnessed and dated, or otherwise validly executed in accordance with the law of the place where it is executed;

         1.9 "Designee" means a person designated in a Withdrawal Notice to receive Assets on behalf of the Beneficiary;

         1.10 "Event of Insolvency" means an event whereby the Beneficiary or PXRE Reinsurance Company has become subject to an insolvency, liquidation, rehabilitation proceedings, administrative supervision or governmental action related to the impaired financial position of the Beneficiary or PXRE Reinsurance Company;

         1.11 "Income" means any interest, dividends and other income which is paid with respect to the Assets;

         1.12 "Income Account" means a separate account established and maintained by the Settlor at the office of the Trustee for the receipt of Income in respect of Assets in the Trust Fund;

         1.13 "Obligations" means, with respect to the Reinsurance Agreements, the Settlor's share of (i) ultimate net losses, reinsurance losses, allocated loss adjustment expenses, contingent commissions, no claim bonuses, profit commissions and return premiums upon cancellation, paid by the Beneficiary but not recovered from the Settlor; (ii) reserves for reinsured losses reported and outstanding; (iii) reserves for reinsured losses incurred but not reported; (iv) reserves for allocated loss adjustment expenses; (v) commissions, no claim bonuses and profit commissions owed by the Beneficiary to third parties. If, for any reason, the Trustee pays its remuneration or any other amounts to or for the account of the Trustee out of the Assets of the Trust Fund, the Obligations shall be reduced by such amounts, unless the payment relates to Indemnity provided by the Settlor as outlined in Clause
                  10.1 of this Trust Agreement.

         1.14 "Parent" means an institution which, directly or indirectly, controls another institution;

         1.15 "person" includes any individual, company, partnership and unincorporated association and any person acting in a fiduciary capacity;

         1.16 "Policy" means the Financial Guarantee Insurance Policy number HB79211346 and dated February 29, 2002 which was issued by the Beneficiary to the Settlor;

         1.17 "Proper Instructions" means written or telefaxed directions, certificates, instructions or consents to be provided by the Settlor or the Beneficiary and signed by an Authorised Signatory of the Settlor or the Beneficiary or either of them as the case may be;

         1.18 the "Proper Law of this Trust" means the law of the jurisdiction under which questions affecting the validity, construction and effect of this Declaration and each and every provision hereof are to be determined;

         1.19 "Subsidiary" means an institution controlled, directly or indirectly, by another institution.

         1.20     the "Trust Fund" means:

                  1.20.1   the sum of money specified in the Second Schedule;

                  1.20.2 all property hereafter paid, transferred to or otherwise placed under the control of and accepted by the Trustee as additions to the Trust Fund and in respect of which a memorandum signed by the Trustee shall be conclusive evidence absent manifest error;

                  1.20.3 all Income which shall in accordance with the provisions of this Declaration be credited by the Trustee into the Income Account; and

                  1.20.4 the money, investments and other property from time to time representing the sum of money specified in the Second Schedule and the said additions;

         1.21 the "Trust Period" means the period commencing on the date hereof and ending on whichever shall be the earlier of the following days:

                  1.21.1 the day on which shall expire the period of one hundred years from the date hereof; and

                  1.21.2 such day, if any, as (a) the Settlor and the Beneficiary may determine in accordance with the power conferred on them by Clause 23.1, or (b) the Settlor may determine in accordance with the powers conferred on it by Clause 23.2;

         1.22     the "Trustee" means the trustee for the time being hereof;

         1.23     "this Trust" means the trust created by this Trust Agreement;

         1.24 "Withdrawal Notice" means the notice of withdrawal given by the Beneficiary to the Trustee in the form attached as the Third Schedule;

         1.25 "Withdrawal Request" means the withdrawal request given by the Settlor to the Trustee in the form attached as the Fourth Schedule;

         1.26 words denoting any gender shall include both the other genders where appropriate;

         1.27 words denoting the singular shall include the plural and vice versa where appropriate;

         1.28 the index and headings (other than those of the Schedules) in this Declaration are inserted for convenience of reference only and shall have no legal effect, nor shall they affect in any way the construction of any Clause contained herein;

         1.29 any reference to a sub-Clause or paragraph shall, unless the context precludes such a construction, be read as a reference to the particular sub-Clause or paragraph of the Clause or sub-Clause in which the reference occurs;

2.       Name and Proper Law

         2.1 This Trust shall be known as "The Patriot 2002 Trust" or by such other name as the Trustee may from time to time determine.

         2.2 This Trust is established under, and (subject to Clause 20.1) the Proper Law of this Trust shall be, the laws of Bermuda and the courts of Bermuda shall be the forum for the administration thereof.

3.       Deposit of Assets into the Trust Fund

         3.1 The Settlor shall establish the Trust Fund for the benefit of the Beneficiary and the Settlor and the Trustee shall administer the Trust Fund in its name as trustee for the Beneficiary and the Settlor. The Trust Fund shall be subject to withdrawal by the Beneficiary and the Settlor as provided herein.

         3.2 The Settlor may transfer such Assets to the Trustee, for deposit into the Trust Fund, as it may from time to time desire.

 4.      The Trust Fund

         The Trustee shall hold the Trust Fund and the income thereof UPON TRUST for the Beneficiary and the Settlor to pay and apply the same in such manner as set out in Clause 5 below.

5.       Powers regarding Assets and Income

         5.1 Unless the Trustee has received Proper Instructions from the Settlor stating that there has been an Event of Insolvency or a claim under the Policy is outstanding, and subject to the provisions of Clauses 5.2 to 5.9, the Trustee shall, during the Trust Period, without notice to the Settlor, pay, transfer, appropriate or apply the whole or any part of the Assets of the Trust Fund to or for the benefit of the Beneficiary in such manner as the Beneficiary shall direct by a Withdrawal Notice. Subject to the foregoing, upon receipt of a Withdrawal Notice, the Trustee shall immediately take all steps that are necessary to transfer and deliver the Assets specified in the Withdrawal Notice to, or for the account of, the Beneficiary or any Designee.

         5.2 The Beneficiary hereby covenants with the Settlor that it shall make withdrawals from the Trust Fund and use and apply any Assets withdrawn from the Trust Fund only to pay or reimburse the Beneficiary for the unpaid or unreimbursed portion of the Settlor's share of the Obligations as specified in Clause 1.13(i) after netting any such amounts against amounts owed to the Settlor by the Beneficiary.

         5.3 The Trustee shall have no responsibility whatsoever to determine that any Assets withdrawn from the Trust Fund pursuant to Clause 5.1 of this Trust Agreement will be used and applied in the manner contemplated by Clause 5.2.

         5.4 When the Trustee is directed to deliver Assets against payment, delivery will be made in accordance with the procedures applicable to the Asset class, or if none are provided, then within five (5) Business Days. Assets in the Trust Fund shall be valued according to their current fair market value.

         5.5 No Assets shall be withdrawn from the Trust Fund or used in any manner for paying compensation to, or reimbursing expenses of, or indemnifying, the Trustee except for indemnification provided by the Settlor to the Trustee under Clause 10.1.

         5.6 All Income in respect of Assets in the Trust Fund shall be for the benefit of the Settlor and shall be deposited by the Trustee in the Income Account.

         5.7 Notwithstanding any provision to the contrary, if the Trustee has received Proper Instructions from the Settlor stating that there has been an Event of Insolvency or a claim under the Policy is outstanding, the Trustee shall provide a copy of such Proper Instructions to the Beneficiary forthwith and pay and transfer to or for the account of the Settlor such part of the Assets of the Trust Fund as is stated in the Withdrawal Request accompanying the Proper Instructions to be required to settle the amounts outstanding under the Policy or which the Settlor instructs should be set aside pending determination of the amount due under the Policy due to an Event of Insolvency, unless objected to in writing by the Beneficiary to the Settlor and Trustee within five (5) Business Days of the notice from the Trustee of Settlor's Proper Instructions, and if so objected to, then as jointly instructed by the Settlor and the Beneficiary or as directed by an arbitration award entered in accordance with procedures set out in Clause 24 that is no longer subject to appeal. Any Assets remaining thereafter shall be paid as otherwise provided for in this Trust Agreement.

         5.8 In the event that the value of the Assets exceeds one-hundred percent (100%) of the amount required to fund the Obligations as determined by the Settlor, the Trustee shall, during the Trust Period, pay, transfer, appropriate or apply such part of the Assets of the Trust Fund to or for the benefit of the Settlor in such manner as the Settlor shall direct by a Withdrawal Request to the Trustee. Upon receipt of a Withdrawal Request the Trustee shall immediately take all steps which are necessary to transfer and deliver the Assets specified in the Withdrawal Request to, or for the account of, the Settlor.

         5.9 In the event that all the Obligations of the Settlor have been discharged, as jointly agreed by the Beneficiary and the Settlor, or determined in an arbitration award that is no longer subject to appeal, issued under the arbitration procedures as set out in Clause 24, the Trustee shall, subject its statutory rights for payment of sums due to it, pay, transfer, appropriate or apply the whole or any part of the Trust Fund, to or for benefit of the Settlor.

6.       Investment of Trust Fund

         6.1 Subject to Clause 6.2 trust monies to be invested under the trusts hereof may be applied or invested in the purchase or acquisition of or upon the security of such stocks, bonds, shares of private investment partnerships, limited partnership interests, shares of hedge fund companies, securities (whether bearing interest or paying dividends or not), other investments (including derivative investments) or property of whatever nature and wheresoever situate, whether producing income or not or upon personal or other credit, with or without security.

         6.2 The Trustee shall at all times be bound by and only act upon the directions of the Settlor in the investment of the Trust Fund and the Trustee shall not be liable for any loss occasioned thereby and any loss incurred by reason of acting upon such a direction shall be borne by the Trust Fund solely.

         6.3 The Settlor shall have the power to instruct the Trustee to deliver any Assets as instructed by the Settlor provided that the Trustee receives, simultaneously with or prior to such delivery, Assets of the same or greater value than those delivered out as determined by the Settlor.

         6.4 The Settlor shall have the power to exercise all rights with respect to the Assets that the owner of record would have the right to exercise provided the value of the Trust Fund is not less than the amount of the Obligations by virtue of the exercise of any such rights.

7.       Additional Powers

         7.1 The Trustee shall, during the Trust Period and such further period (if any) as the law shall allow, have the following additional powers:

                  Power to Manage as if Absolute Owner

                  7.1.1 subject to Clause 6.2. and 6.4, power to effect any transaction concerning or affecting any part of the Trust Fund or any other property whatsoever, if the Trustee considers the transaction is for the benefit of the Trust Fund or of the Beneficiary or the Settlor or any of them, as if the Trustee were an absolute owner beneficially entitled to the Trust Fund;

                  Power to Receive Additions

                  7.1.2 power to receive any property as an addition to the Trust Fund;

                  Power to Vote and Give Proxies

                  7.1.3 with respect to any investments constituting the whole or part of the Trust Fund, the Trustee shall forward all annual and interim company reports and all proxies and proxy materials relating to the Assets to the Settlor who shall have the full and unqualified right to vote in respect of such Assets;

                  Power to Keep Trust Fund Abroad

                  7.1.4 (a) power to keep the whole or any part of the Trust Fund either within or outside Bermuda and, if the Trustee think fit, to hold in any part of the world all or any securities or other property in bearer form or in the names of the Trustee or in the name of some other appointed nominee without disclosing the fiduciary relationship, with power to remunerate such nominee, provided the Trustee acts in a prudent manner in holding assets in the name of a third party or outside Bermuda and such action by the Trustee will not subject the Assets of the Trust Fund, the Settlor or the Beneficiary to any form of taxation, duties or other governmental charges in any jurisdiction.

                             (b) Unless consented to by the Settlor, if the Trustee voluntarily moves the Assets from where such Assets were originally domicilied when contributed to the Trust Fund by the Settlor, then any resulting duties, fees, taxes or other governmental charges shall be for the account of the Trustee and paid directly by the Trustee or restored by the Trustee to the Trust Fund if paid therefrom. Additionally, if the voluntary movement of such Assets by the Trustee allows them to be attached or levied upon in any dispute, the reduction in Assets shall be restored by the Trustee. This provision 7.1.4 (b) shall additionally apply to Clause 7.1.5 below;

                  Power to Pay Duties

                  7.1.5 in the event of any duties, fees, taxes or other governmental charges whatsoever becoming payable in any part of the world in respect of the Trust Fund or any part thereof in any circumstances whatsoever, power to pay all such duties, fees, taxes or other governmental charges out of the Trust Fund or the income thereof, with discretion as to the time and manner in which the said duties, fees, taxes or other governmental charges shall be paid and the Trustee may pay such duties, fees, taxes or other governmental charges notwithstanding that the same shall not be recoverable from the Trustee, except in circumstances covered by Clause 7.1.4, or from the Beneficiary or that the payment shall not be to the advantage of the Beneficiary;

                  Power to Execute Documents

                  7.1.6 subject to Clause 6.4, power to make, execute and deliver deeds, assignments, transfers, and other instruments, sealed and unsealed but only to carry out its delivery obligations hereunder;

                  Power to Prosecute and Defend

                  7.1.7 subject to Clause 6.4, power to institute, prosecute and defend any suits or actions or other proceedings affecting the Trustee in respect of the Trust or the Trust Fund and to compromise any such matter of difference or to submit such matter to arbitration and to compromise or compound any debt owing to the Trustee or any other claims in respect of the Trust or the Trust Fund and to adjust any disputes in relation to such debts or claims against them as such Trustee upon evidence that to the Trustee shall seem sufficient;

                  Power to Distribute in Specie

                  7.1.8 power to make any distribution of the Assets of the Trust Fund pursuant to the trusts hereof in cash or in kind or partly in cash and partly in kind;

                  Power to Seek Legal Advice

                  7.1.9 power, at the expense of the Beneficiary, to seek the opinion or advice of legal counsel concerning any question arising under this Trust Agreement or on any matter in any way relating to the Trust Fund or the duties of the Trustee in connection with this Trust and the Trustee shall not be liable for any action taken in good faith pursuant to or otherwise in accordance with the opinion or advice of such counsel;

                  Power to Appoint Investment Advisor

                  7.1.10 at the written direction of the Settlor only, power to engage the services of such investment counsel, advisor or manager (the "Investment Advisor") as the Trustee may from time to time think fit and that is approved by the Settlor (including any Trustee or any Parent, Subsidiary or Affiliate of a corporate Trustee) in order to obtain advice on the investment and reinvestment of the Trust Fund and to delegate to the Investment Advisor, without being liable for any consequential loss, discretion to manage the investments comprised in the Trust Fund or any part thereof and to make such changes therein and to deal in such manner therewith as the Investment Advisor may from time to time think fit if such power was approved in advance by the Settlor and, for that purpose, to deposit with or transfer into the name or under the control of the Investment Advisor all or any of the investments comprised in the Trust Fund. If an Investment Advisor is used, such Investment Advisor shall be remunerated separately by the Settlor with its own funds and the Assets shall not be used for such remuneration.;

                  7.1.11 the Trustee shall not be required to enquire into nor be in any manner responsible for any change in the legal status of the Investment Advisor, whether resulting from the death of any director thereof or its reorganisation, incorporation, merger, consolidation or otherwise;

                  7.1.12 subject to Clause 9.8, the Trustee shall not be liable for any action taken or not taken by the Investment Advisor or for any action taken by the Trustee pursuant to or otherwise in accordance with the advice of the Investment Advisor, howsoever communicated;

                  Power to Delegate Generally

                  7.1.13 subject to prior approval of the Beneficiary and Settlor, power to delegate to any person at any time for any period and in any manner and upon any terms whatever, the execution or exercise of the trusts, powers and discretions (or any one or more of them) imposed or conferred on the Trustee by this Trust Agreement or by law or otherwise, and (subject to Clause 8.7) the Trustee shall not be liable for any acts or defaults of any such delegate or any loss to the Trust Fund resulting therefrom;

                  Power to Act notwithstanding Personal Interest

                  7.1.14 subject to the other provisions of the Trust Agreement, power to enter into any transaction concerning the Trust Fund (a) notwithstanding that the Trustee may be interested in the transaction other than as a Trustee and (b) without being liable to account for any reasonable incidental profit;

8.       Additional Rights and Duties of the Trustee

         8.1 The Trustee shall notify the Settlor and the Beneficiary in writing within five (5) Business Days following each deposit to, or withdrawal from, the Trust Fund.

         8.2 Before accepting any Asset for deposit to the Trust Fund, the Trustee shall determine that such Asset is in such form that the Beneficiary, or the Trustee upon direction by the Beneficiary, may, whenever necessary, negotiate such Asset in accordance with the terms of this Trust Agreement without consent or signature from the Settlor or any other person or entity other than the Trustee.

         8.3 The Trustee may deposit any Assets in the Trust Fund in a book-entry account maintained at the Federal Reserve Bank of New York or in United States' depositories such as the Depository Trust Company. Assets may be held in the name of a nominee maintained by the Trustee or by any such depository.

         8.4 The Trustee shall accept and open all mail directed to the Settlor or the Beneficiary in care of the Trustee.

         8.5 The Trustee shall furnish to the Settlor and the Beneficiary a statement of all Assets in the Trust Fund upon the inception of the Trust Fund and at the end of each calendar quarter thereafter within t hirty (30) calendar days after the end of such calendar quarter.

         8.6 Upon the request of the Settlor or the Beneficiary, the Trustee shall promptly permit the Settlor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during the Trustee's normal business hours, any books, documents, papers and records relating to the Trust Fund or the Assets.

         8.7 The duties and obligations of the Trustee shall only be such as are specifically set forth in this Trust Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Trust Agreement against the Trustee. The Trustee shall be liable only for its own negligence, wilful misconduct, dishonesty or fraud.

         8.8 No provision of this Trust Agreement shall require the Trustee to take any action which, in the Trustee's reasonable judgment, would result in any violation of this Trust Agreement or any provision of law.

9.       Trustee's Remuneration

         9.1 The Trustee shall be entitled to remuneration for its services in such amount and at such times as may from time to time be agreed between the Trustee and the Beneficiary or, in default of agreement, in accordance with its published terms and conditions from time to time in force.

         9.2 The Beneficiary shall pay or reimburse the Trustee for all of the Trustee's expenses and disbursements in connection with its duties under this Trust Agreement (including reasonable attorney's fees and expenses), except any such expense or disbursement as may arise from the Trustee's negligence, wilful misconduct, dishonesty or fraud.

10.      Indemnity

         10.1 The Beneficiary shall indemnify the Trustee for, and hold it harmless against, any loss, liability, costs or expenses (including reasonable attorney's fees and expenses) (unless the Settlor is the cause of such loss, liability, costs or expenses including reasonable attorney's fees and expenses, in which case the Settlor, and not the Beneficiary will indemnify the Trustee), incurred without negligence, wilful misconduct, dishonesty or fraud on the part of the Trustee, arising out of or in connection with the performance of the Trustee's obligations in accordance with the provisions of the Trust Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its authorized nominee as the holder of records of the Assets. The Settlor and the Beneficiary acknowledge that the foregoing indemnities shall survive the resignation of the Trustee or the termination of this Trust Agreement.

         10.2 No Trustee shall be bound to take any proceedings against a former trustee hereof for any breach or alleged breach of trust committed or suffered by such former trustee.

11       Receipt of Income

         Unless the Trustee in its discretion shall otherwise determine, all Income received by the Trustee shall be treated for all purposes hereof as Income at the date of receipt, irrespective of the period in relation to which such Income shall have been earned.

12       Protection of Third Parties

         12.1 No person dealing with the Trustee and no purchaser on any sale made by the Trustee shall be concerned to enquire into the propriety or validity of any act of the Trustee or to see to the application of any money paid or property transferred to or upon the order of the Trustee;

         12.2 No company any of whose securities are comprised in the Trust Fund and no purchaser or person dealing with any person purporting to act under any delegation of authority from any Trustee shall be required to ascertain or enquire whether a case exists in which such delegation is permitted or whether such delegated authority is still subsisting;

         12.3 When anything is dependent upon the value of any property or the existence of any fact, the certificate of the Trustee as to such value or fact shall be conclusive in favour of anyone acting thereon in good faith.

13.      Trustee acting as Director etc. and Agent

         Any Trustee and, in particular, any corporate Trustee and any Parent, Subsidiary or Affiliate of such corporate Trustee may be appointed by the Trustee, subject to any requirements of this Trust Agreement, to undertake and transact any business or to do any act requiring to be transacted or done in the execution of the Trust hereof (in particular, without prejudice to the generality of the foregoing, in exercise by the Trustee of the powers contained in Clause 7.1.10) and, in any such case, shall be entitled to charge and be paid and to retain for its own account all usual professional and other fees and commissions normally paid for such services in the ordinary course of business.

14.      Overseeing Management of Companies

         The Trustee shall not be required to interfere in the management or conduct of the business of any company whose securities comprise the whole or part of the Trust Fund. Where the Trustee's holding of such securities is sufficient to confer voting control of such a company, the Trustee shall nevertheless from time to time use reasonable endeavours to obtain such information from the company as would be made available to a non-executive director in order to satisfy itself (as far as may be possible from such information) that the affairs of the company are being properly managed. In the absence of any notice to the contrary, the Trustee shall be at liberty to leave the conduct of the company's business, including the payment or non-payment of dividends, wholly to the company's directors. At the request of the Settlor and at its expense, the Trustee shall cooperate with the Settlor in obtaining information regarding property in the Trust Fund.

15.      Trustee's Discretion

         Except as otherwise expressly herein mentioned, every discretion or power hereby conferred upon the Trustee shall be an absolute and unfettered discretion or power and the Trustee shall not be obliged to give to any beneficiary any reason or justification for the exercise or non-exercise of any such discretion or power and no Trustee shall be held liable for any loss or damage occurring as a result of its concurring or refusing or failing to concur in any exercise or non-exercise of any such discretion or power.

16.      Notices

         Unless otherwise provided in this Trust Agreement, all notices, directions, requests, demands, acknowledgements and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly delivered, given or made when received if delivered personally, by facsimile, telex, telegraph, telecopier or by recognised major overnight courier service (fees prepaid), and if addressed as follows:

                  If to the Settlor:

                  Select Reinsurance Ltd
                  Victoria Hall, 3rd Floor
                  Victoria Street
                  Hamilton HM11
                  Bermuda
                  Attention:  Sr. Vice President or Treasurer
                  Facsimile:  441 296-8459

                  If to the Trustee:

                  Capital G Trust Limited
                  21-25 Reid Street
                  Hamilton HM EX
                  Bermuda
                  Attention:  Managing Director
                  Facsimile:  441 296-7701

                  If to the Beneficiary:

                  PXRE Reinsurance Ltd
                  99 Front Street
                  Hamilton HM11
                  Bermuda
                  Attention:  Jeffrey L. Radke
                  Facsimile: 441 296-6162

         Each party may from time to time designate a different address for notices, directions, requests, demands, acknowledgements and other communications by giving written notice of such change to the other parties.

17.      Severability

         In the event that any provision of this Trust Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Trust Agreement.

18.      Successors and Assigns

         Neither the Beneficiary nor the Settlor may assign this Trust Agreement nor any of its rights or obligations hereunder without the prior consent of the other party.

19.      Appointment and Retirement of Trustee

         19.1 The Trustee may resign at any time by giving not less than ninety (90) calendar days written notice of such resignation to the Beneficiary and to the Settlor. The Trustee may be removed by the Settlor's and Beneficiary's joint agreement (with any dispute being resolved under the aribitration procedures as set out in Clause 24) and delivery of not less than ninety (90) calendar days written notice of such removal to the Trustee (which may be shortened by the Settlor and Beneficiary if the Trustee has violated the standard of care set forth in Clause 8.7); such resignation, subject to the provisions of Clause 19.3 below, or removal, shall become effective on or after the notice period upon (i) the appointment of a successor trustee by the Settlor and the Beneficiary (with any dispute being resolved under the aribitration procedures as set out in Clause 24), (ii) the acceptance of such appointment by the successor Trustee and
                  (iii) the transfer of all Assets in the Trust Fund to such successor Trustee in accordance with Clause 19.2.

         19.2 Any successor Trustee shall be a licensed trust company and shall not be a Parent, Subsidiary or an Affiliate of the Settlor or the Beneficiary. The successor Trustee shall succeed and become vested with all the rights, powers, privileges and duties of the resigning or removed Trustee, and the resigning or removed Trustee shall be discharged from any future duties and obligations under this Trust Agreement, but the resigning or removed Trustee shall continue after such resignation or removal to be entitled to the benefits of the indemnities provided herein for the Trustee and subject to any liability provided for herein while acting as Trustee hereunder.

         19.3 If the Trustee has sought to resign in accordance with the procedures outlined in Clause 19.1 above and the Settlor and Beneficiary have not appointed a successor trustee within 120 days of the Trustee's notice, the Trustee shall have the power to apply to the supreme court in Bermuda to be relieved of its responsibilities and to have the Assets of the Trust Fund transferred to such court. Upon approval by the court, the resigned Trustee shall be discharged from any future duties and obligations under this Trust Agreement, but the resigned Trustee shall continue after such resignation to be entitled to the benefits of the indemnities provided for herein for the Trustee and subject to any liability provided for herein while acting as Trustee hereunder.

20.      Settlor's Power to Change Proper Law and Forum

         20.1 The Settlor may, at any time and from time to time by deed, change the Proper Law of this Trust to the law of some other jurisdiction in any part of the world and, as from the date of such deed, the law of the jurisdiction named therein shall be the Proper Law of this Trust and the courts of that jurisdiction shall be the forum for the administration thereof, but subject to the powers conferred by this Clause
                  20.1 and until any further change is made hereunder, provided that, notwithstanding anything herein contained, the Settlor shall not exercise such power in any way which might directly or indirectly result in this Trust becoming according to the law applicable thereto illegal, void or voidable or which might change the beneficial interests hereunder.

         20.2 So often as any change of the Proper Law of this Trust shall be made pursuant to the provisions of Clause 20.1, the Trustee may at any time, either then or thereafter, by deed make such alterations and additions to the trusts, powers and provisions hereof as the Trustee may consider necessary or desirable to ensure that, so far as may be possible, the trusts, powers and provisions hereof shall, mutatis mutandis, be as valid and effective as they were immediately prior to such change.

21.      Counterparts

         This Trust Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute but one and the same Trust Agreement.

22.      Power to Vary

         The parties hereto may, at any time and from time to time, by deed supplemental hereto, amend in whole or in part any or all of the provisions of this Trust Agreement whether to cure any ambiguity or to cure, correct or supplement any provision contained herein or in any supplemental deed or deeds or otherwise; provided that any such modification that alters or increases the duties or obligations of the Trustee shall not be binding upon the Trustee unless such modification has been accepted by the Trustee in writing.

23.      Termination of Trust

         23.1 The Trust Fund and this Trust Agreement, except for the indemnities provided herein and the liability of the Trustee for negligence, wilful misconduct, dishonesty or fraud, may be terminated, except as provided in Clause 23.2, only after the Settlor and the Beneficiary have given the Trustee written notice of their joint intention to terminate the Trust (the "Notice of Intention") (with any dispute being resolved under the Aribitration procedures as outlined in Clause 24). The Notice of Intention shall specify the date on which the notifying Party intends the Trust to terminate which shall be not less than 30 nor more than 45 calendar days after the date of the Notice of Intention (the "Proposed Date").

         23.2 The Settlor alone may terminate this Trust Agreement without diminishing the right of the Trustee to indemnity or the Trustee's obligation for past conduct when all Obligations have been satisfied, on notice to the Beneficiary and the Trustee of the Termination Date which shall not be less than 30 nor more than 45 calendar days from the date of such notice and subject to Clause 5.9.

         23.3 On the Termination Date, the Trustee shall transfer to the Settlor any Assets remaining in the Trust Fund, at which time all liability of the Trustee with respect to such Assets shall cease, except for the Trustee's liability for negligence, wilful misconduct, dishonesty or fraud with respect thereto.

24.      Arbitration

         24.1 All matters in difference between the parties arising under, out of or in connection with this Trust Agreement, shall be referred to an arbitration tribunal in the manner hereinafter set out.

         24.2 Unless the parties appoint a sole arbitrator within 14 calendar days of one receiving a written request from the other for arbitration, the claimant (the party requesting arbitration) shall appoint his arbitrator and give written notice hereof to the respondent. Within 30 calendar days of receiving such notice, the respondent shall appoint his arbitrator and give written notice thereof to the claimant, failing which the claimant may apply to the appointor hereafter named to nominate an arbitrator on behalf of the respondent.

         24.3 Before they enter upon a reference, the two arbitrators shall appoint a third arbitrator. Should they fail to appoint such a third arbitrator within 30 calendar days of the appointment of the respondent's arbitrator, then either of them or either of the parties may apply to the appointor for the appointment of the third arbitrator. The three arbitrators shall decide by majority. The third arbitrator shall also act as chairman of the tribunal.

         24.4 Unless the parties otherwise agree the arbitration tribunal shall consist of persons (including those who have retired) with not less than ten years' experience of insurance or reinsurance as persons engaged in the industry itself or as lawyers or other professional advisers.

         24.5 The arbitration tribunal shall, so far as is permissible under the law and practice of the place of arbitration, have power to fix all procedural rules for the holding of the arbitration including discretionary power to make orders as to any matters which it may consider proper in the circumstances of the case with regard to pleadings, discovery, inspection of the documents, examination of witnesses and any other matter whatsoever relating to the conduct of the arbitration and may receive and act upon such evidence whether oral or written strictly admissible or not as it shall in its discretion think fit.

         24.6 The appointor shall be the Chairman for the time being of Arias (UK) or if he is unavailable or it is inappropriate for him to act for any reason, such persons as may be nominated by the Committee of Arias (UK). If for any reason such persons decline or are unable to act, then the appointor shall be the nominating committee of the Chartered Institute of Arbitrators, Bermuda Branch.

         24.7 The place of arbitration may be chosen by the parties, but in default of such choice, the place of arbitration shall be in Bermuda.

         24.8 The arbitration shall be carried out under the law of Bermuda and shall be an international commercial arbitration subject to the provisions of the International Conciliation and Arbitration Act 1993.

         24.9 The arbitral award shall be in writing, shall state reasons for the award, and be final and binding on the parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets or the Assets of the Trust Fund.

25.      Irrevocable Trust Agreement

         This Trust Agreement is irrevocable and cannot be varied except in the limited circumstances provided in this Trust.



IN WITNESS WHEREOF the parties hereto have caused their Common Seals to be hereunto affixed the day and year first above written.



                                 FIRST SCHEDULE

              Tower/Legion Aggregate Excess of Loss Retrocessional
                   Reinsurance Agreement dated June 29, 2001



                                 SECOND SCHEDULE

                       Ten United States Dollars (U.S.$10)

                                 THIRD SCHEDULE

                                WITHDRAWAL NOTICE


To:                        Capital G Trust Limited
                           21-25 Reid Street
                           Hamilton HM EX
                           Bermuda
                           Attention:  Managing Director

THE UNDERSIGNED, PXRE Reinsurance Ltd, hereby notifies Capital G Trust Limited, as trustee pursuant to the Trust Agreement, dated [ ] 2002, among Select Reinsurance Ltd., Capital G Trust Limited, as trustee, and the undersigned, (the "Trust Agreement, capitalised terms not otherwise defined herein are used with the meaning given in the Trust Agreement), as follows:

1 The Trustee is hereby requested to withdraw from the Trust Fund the following Assets.

                        [specify Assets to be withdrawn]

2(a) The Trustee is hereby requested to deliver the cash Assets described in paragraph 1 hereof by wire transfer in immediately available funds for the account of the undersigned (Account No. _____________)

2(b) (i) The Trustee is hereby requested to deliver non-cash Assets by liquidating or redeeming the applicable assets and delivering the cash proceeds as in (a) above.

         (ii) The Trustee is hereby requested to transfer the non-cash Assets as instructed below:

         [cross-out the inapplicable sub-paragraph or specify the Assets for each]

IN WITNESS THEREOF, the duly authorized undersigned has caused this Withdrawal Notice to be duly executed as of this _______ day of _______________________.


                                              PXRE REINSURANCE LTD.


                                              By_____________________
                                              Name:
                                              Title

                                 FOURTH SCHEDULE

                               WITHDRAWAL REQUEST


To:             Capital G Trust Limited
                21-25 Reid Street
                Hamilton HM EX
                Bermuda
                Attention:  Managing Director

THE UNDERSIGNED, Select Reinsurance Ltd, hereby notifies Capital G Trust Limited, as trustee pursuant to the Trust Agreement, dated [ ] 2002, among the undersigned, Capital G Trust Limited, as trustee, and PXRE Reinsurance Ltd., (the "Trust Agreement, capitalised terms not otherwise defined herein are used with the meaning given in the Trust Agreement), as follows:

1 The Trustee is hereby requested to withdraw from the Trust Fund the following Assets.

                        [specify Assets to be withdrawn]

2(a) The Trustee is hereby requested to deliver the cash Assets described in paragraph 1 hereof by wire transfer in immediately available funds for the account of the undersigned (Account No. _____________)

2(b) (i) The Trustee is hereby requested to deliver non-cash Assets by liquidating or redeeming the applicable assets and delivering the cash proceeds as in (a) above.

(ii) The Trustee is hereby requested to transfer the non-cash assets as instructed below:

         [cross-out the inapplicable sub-paragraph or specify the Assets for each]

IN WITNESS THEREOF, the duly undersigned has caused this Withdrawal Request to be duly executed as of this _______ day of _______________________.


                                              SELECT REINSURANCE LTD.


                                              By_____________________
                                              Name:
                                              Title

THE COMMON SEAL of the Settlor       )  /s/ Robert P.Myron, Sr. Vice President
was hereunto affixed in the          ) /s/ Cindy Miller, Secretary
presence of:-                        )      SEAL , Select Reinsurance Ltd,
                                     )
                                     )
                                     )



THE COMMON SEAL of the Original      )  /s/  Tammy Clarke-Richardson,
Trustee was hereunto affixed in the  )  Trust Officer
presence of:-                        )  /s/ Peter Hardy, Trust Officer
                                     )
                                     )
                                     )


THE COMMON SEAL of the               )  /s/ Jeffrey L. Radke, President
Beneficiary was hereunto affixed     )  /s/ I.S. Outerbridge Assistant Secretary
in the presence of:-                 )
                                     )  SEAL - PXRE Reinsurance Ltd.
                                     )
                                     )

                                                                    EXHIBIT 10.9


                        AMENDMENT TO THE FIRST SCHEDULE
                           OF THE PATRIOT 2002 TRUST

         This Amendment to the First Schedule of the Trust Agreement (the "Trust Agreement") between Select Reinsurance Ltd. (the "Settlor"), Capital G Trust Limited (the "Original Trustee") and PXRE Reinsurance Ltd. (the "Beneficiary") is made and effective as of August 5, 2002. Capitalized terms used herein shall have the same meaning as ascribed to such terms in the Trust Agreement.

         WHEREAS, the Settlor and Beneficiary wish to amend the First Schedule to the Trust Agreement to add an additional Reinsurance Agreement to the First Schedule.

         NOW THEREFORE, THE PARTIES HEREBY AGREES AS FOLLOWS:

         The First Schedule to the Trust Agreement is hereby amended by the addition of the following Reinsurance Agreement thereto:

         Kemper Insurance Companies Aggregate Excess of Loss Reinsurance Agreement, commencing January 1, 2000, between the Settlor as Reinsurer and the Beneficiary as Reinsured.

IN WITNESS WHEREOF, the parties hereto have caused their Common Seals to be hereunto affixed.


THE COMMON SEAL of the Settlor  )  /s/ Robert P.Myron, Sr. Vice President
was hereunto affixed in the     )  /s/ Cindy Miller, Secretary
presence of:-                   )      SEAL , Select Reinsurance Ltd,
                                )
                                )
                                )



THE COMMON SEAL of the Original )  /s/  Tammy Clarke-Richardson,
Trustee was hereunto affixed    )  Trust Officer
in the presence of:-            )  /s/ Peter Hardy, Trust Officer
                                )
                                )
                                )


THE COMMON SEAL of the          )  /s/ Jeffrey L. Radke, President
Beneficiary was hereunto        )  /s/ Gerald L. Radke, Chief Executive Officer
affixed in the presence of:-    )
                                )  SEAL - PXRE Reinsurance Ltd.
                                )
                                )